N-SAR Exhibit: Sub-item 77I (a)
Legg Mason Partners Equity Trust
ClearBridge Large Cap Value Fund

Item 77I(a) :Terms of new or amended securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund's Prospectus, Summary Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on March 24, 2017
 (Accession No. 0001193125-17-095145).
The Registrant also incorporates by reference Post-Effective Amendment No. 380 to Form N-1A filed on February 17, 2017 pursuant to Rule 485(b) of the Securities Act of 1933
 (Accession No. 0001193125-17-047968).